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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                           CONTINENTAL CIRCUITS CORP.
                                       AT

                              $23.90 NET PER SHARE
                                       BY

                           HADCO ACQUISITION CORP. II
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF

                               HADCO CORPORATION

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, MARCH 19, 1998, UNLESS THE OFFER IS EXTENDED

                                                               February 20, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated February 20, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Hadco Acquisition Corp. II, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Hadco Corporation, a Massachusetts Corporation, to purchase all the outstanding shares of common stock, $.01 par value (the "Shares"), of Continental Circuits Corp., a Delaware corporation (the "Company"), at a purchase price of $23.90 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1.  The tender price is $23.90 per Share, net to the seller in cash.

          2. The Offer is subject to there being validly tendered and not properly withdrawn prior to the expiration date (as defined in the Offer to Purchase) 90% of the outstanding Shares (subject to modification as described in the Offer to Purchase) and certain other conditions. See the Introduction and Sections 1 and 14 of the Offer to Purchase.

          3.  The Offer is being made for all outstanding Shares.
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          4.  Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, backup federal income tax withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, March 19, 1998, unless the Offer is extended.

          6. The board of directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to, and in the best interests of, the Company and its stockholders, has approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, and unanimously recommends that the Company's stockholders accept the Offer and tender all of their Shares pursuant thereto.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Certificates are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer to holders of Shares in any jurisdiction.

     In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                                      Very truly yours,
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                           ALL OUTSTANDING SHARES OF
                                  COMMON STOCK
                                       OF

                           CONTINENTAL CIRCUITS CORP.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase dated February 20, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Hadco Acquisition Corp. II, a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Hadco Corporation, a Massachusetts corporation, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Continental Circuits Corp., a Delaware corporation.

     This will instruct you to tender to Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:

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                                     Date:
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                                   SIGN HERE
                                 Signature(s):
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                                (Print Name(s)):
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                              (Print Address(es)):
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                      (Area Code and Telephone Number(s)):
        ---------------------------------------------------------------
                      (Taxpayer Identification Number(s)):
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.